UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2018

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (760) 692-0711
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described in greater detail below, on December 13, 2018, the compensation committee of our board of directors approved an Executive Compensation Clawback Policy, or clawback policy; amendments to our Executive Incentive Bonus Plan, or bonus plan, and our 2010 Equity Incentive Plan, or equity plan, to implement the clawback policy; and amendments to our change-in-control and severance agreements with our executive officers. The following descriptions of the claw-back policy, the amendments to our bonus plan and equity plan, and the amendments to our change-in-control and severance agreements do not purport to be complete, and each such description is qualified in its entirety by reference to the text of the complete policy, plan, or agreement, as applicable, each of which is filed as an exhibit to this Current Report on Form 8-K.

Executive Compensation Clawback Policy; Related Amendments to Equity and Bonus Plans
To the extent permitted by applicable law, the clawback policy requires our executive officers to repay to MaxLinear certain incentive compensation if (i) we restate our financial statements as a result of a material error or due to material non-compliance with reporting requirements under applicable law; (ii) no more than three (3) years have elapsed since the original filing date of the financial statements; and (iii) an independent committee of our board or our board’s compensation committee determines, in its sole discretion, that the misreporting event occurred due to fraud or intentional misconduct within MaxLinear and, following consideration of such factors as the committee may deem reasonable and appropriate, including the extent to which an executive officer knew or should have known of the factors resulting in the misreporting, that the executive officer should repay any “recoverable compensation.” Recoverable compensation is defined in the clawback policy but generally includes any cash or equity compensation paid under our Executive Incentive Bonus Plan or 2010 Equity Incentive Plane to the extent the amount actually paid by MaxLinear exceeds the amount that would have been paid if the financial misreporting event had not occurred. In order to implement the provisions of the clawback policy, our compensation committee also approved amendments to the Executive Incentive Bonus Plan and 2010 Equity Incentive Plan that subjected awards under those plans to the clawback policy. The clawback policy applies to awards under the bonus plan and equity plan for fiscal years beginning on and after January 1, 2019.
Change-in-Control and Severance Agreements
Following a review of competitive compensation data prepared by the independent compensation consultant to our compensation committee, our compensation committee approved the following modifications to our severance and change-in-control benefits:

Severance Benefits for CEO and CFO
The amendment and restatement of the change-in-control and severance agreements for our chief executive and chief financial officer will increase the cash severance payment attributable to bonus in connection with a termination by us or our successor without “cause” or a termination by the applicable officer for “good reason,” in either case within the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control (the “Protection Period”), from the equivalent of a lump sum cash payment equal to 100% of his or her target annual bonus for the year immediately preceding the year of the change in control, to 200% of his or her target annual bonus for the year immediately preceding the year of the change in control, or if greater, the target bonus in effect immediately prior to the change in control. In addition, extended exercisability of outstanding and vested stock options or stock appreciation rights increased from the twelve (12) month anniversary of the termination date to the twenty-four (24) month anniversary of the termination date; provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term. Reimbursement of premiums for continued health benefits under our health plans also increased from up to eighteen (18) months to up to twenty-four (24) months following the executive’s termination.
The amendment and restatement of the change-in-control and severance agreements for our chief executive and chief financial officers will also increase the cash severance payment in connection with a termination by us without “cause” or a termination by the applicable officer for “good reason,” in either case where the termination occurs outside of the Protection Period, (i) from the equivalent of six (6) months of base salary to twelve (12) months of base salary; (ii) from no bonus payment to such executive now being eligible to receive a lump sum cash payment equal to a pro-rated amount of his or her target annual bonus for the year of termination; and (iii) from no accelerated vesting of outstanding equity awards to accelerated vesting of any outstanding equity awards held by the executive that would have vested within twelve (12) months following the termination.

Severance Benefits for Other Officers
The amendment and restatement of the change-in-control and severance agreements for our executive officers other than our chief executive and chief financial officer will increase the cash severance payment in connection with a termination by us or our successor without “cause” or a termination by the applicable officer for “good reason,” in either case within the Protection Period, from a lump sum cash payment equal to a pro-rated amount of his or her target annual bonus for the year immediately preceding the year of the change in control, to 100% of his or her target annual bonus for the year immediately preceding the year of the change in control, or if greater, the target bonus in effect immediately prior to the change in control. In addition, extended exercisability of outstanding and vested stock options or stock appreciation rights increased from the six (6) month anniversary of the termination date to the twelve (12) month anniversary of the termination date; provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term.
The amendment and restatement of the change-in-control and severance agreements for our executive officers other than our chief executive and chief financial officers will also increase the cash severance payment in connection with a termination by us without “cause” or a termination by the applicable officer for “good reason,” in either case where the termination occurs outside of the Protection Period, (i) from no bonus payment to such executive now being eligible to receive a lump sum cash payment equal to a pro-rated amount of his or her target annual bonus for the year of termination; and (ii) from no accelerated vesting of outstanding equity awards to accelerated vesting of any outstanding equity awards held by the executive that would have vested within six (6) months following the termination. In addition, extended exercisability of outstanding and vested stock options or stock appreciation rights increased from the three (3) month anniversary of the termination date to the six (6) month anniversary of the termination date; provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Form of Amended and Restated Change-in-Control and Severance Agreement for Chief Executive Officer and Chief Financial Officer.
10.2	Form of Amended and Restated Change-in-Control and Severance Agreement for Executive Officers.
10.3	2010 Equity Incentive Plan, as amended.
10.4	Executive Incentive Bonus Plan, as amended.
10.5	Executive Compensation Clawback Policy.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 19, 2018	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Steven Litchfield
Steven Litchfield
Chief Financial Officer and Chief Corporate Strategy Officer

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